UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

POINT BLANK SOLUTIONS, INC.
(Name of Registrant as Specified in Its Charter)

STEEL PARTNERS II, L.P.
STEEL PARTNERS II GP LLC
STEEL PARTNERS II MASTER FUND L.P.
STEEL PARTNERS LLC
WARREN G. LICHTENSTEIN
JAMES R. HENDERSON
TERRY R. GIBSON
GENERAL MERRILL A. MCPEAK
BERNARD C. BAILEY
ROBERT CHEFITZ

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Steel Partners II, L.P. (“Steel Partners”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the election of its five director nominees at the 2008 annual meeting of shareholders (the “Annual Meeting”) of Point Blank Solutions, Inc. (the “Company”).  Steel Partners has filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1:  On April 17, 2008, Steel Partners issued the following press release:

Steel Partners Commences Legal Action to Compel Point Blank to Hold 2008 Annual Meeting without Delay

NEW YORK-- Steel Partners II, L.P. announced today that it has filed a lawsuit in Delaware requesting that the Court of Chancery of the State of Delaware order Point Blank Solutions, Inc. (“Point Blank” or the “Company”) (OTC:PBSO - News) to (i) hold its 2008 annual meeting of stockholders without delay and (ii) grant Steel Partners other relief deemed appropriate by the Court.

Under Delaware law, if a company fails to hold an annual meeting of stockholders or take action by written consent to elect directors for a period of 13 months, any stockholder may petition the Court to compel that a meeting be conducted. Point Blank has not held an annual meeting of stockholders since May 6, 2005 and accordingly has not met its obligations under Delaware law.

The Company recently announced that it has postponed its 2008 Annual Meeting until August 19, 2008. The Annual Meeting was originally scheduled to be held on April 22, 2008.

As of April 15, 2008, Steel Partners beneficially owned approximately 8.3% of Point Blank’s outstanding shares.

About Steel Partners II, L.P.

Steel Partners II, L.P. is a long-term relationship/active value investor that seeks to work with the management of its portfolio companies to increase corporate value for all stakeholders and shareholders.

Contact:

Steel Partners
Jason Booth, 310-941-3616

Source: Steel Partners II, L.P.